Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

On October 10, 2023, Harmony Biosciences Holdings, Inc. (the “Company” or “Harmony”) completed the previously announced acquisition (“Transaction”) of Zynerba Pharmaceuticals, Inc. (“Zynerba”), pursuant to an Agreement and Plan of Merger, dated as of August 14, 2023, and amended on October 4, 2023 (the “Merger Agreement”), by and among Zynerba, the Company and Xylophone Acquisition Corp, (“Purchaser”).

Under the terms of the Merger Agreement, the Company paid (i) $1.1059 per share of Zynerba Common Stock (the “Common Cash Amount”), plus (ii) one contingent value right (each, a “CVR”) per share of Zynerba Common Stock (the “Common CVR Amount”) for each holder of Zynerba Common Stock upon the closing of the Tender Offer, which represents the right to receive up to approximately $2.5444 per share of Zynerba Common Stock, subject to the achievement of certain clinical, regulatory and sales-based milestones. Both the Common Cash Amount and Common CVR Amount were paid in cash, subject to any applicable withholding of taxes and without interest. The aggregate consideration paid by the Company to acquire the Zynerba Common Stock upon completion of the Tender Offer was $60.0 million, exclusive of transaction related fees. The Company financed the acquisition with cash on hand.

The presentation of the unaudited pro forma condensed combined balance sheet as of September 30, 2023 gives effect to the Transaction as if it had occurred on September 30, 2023. The presentation of the unaudited pro forma condensed combined statements of operations and comprehensive income for the nine months ended September 30, 2023 and year ended December 31, 2022 reflects the combined results of operations as if the Transaction had occurred on January 1, 2022, the beginning of the Company’s 2022 fiscal year. The unaudited pro forma condensed combined financial statements include adjustments that reflect the accounting for the Transaction in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”).

The unaudited pro forma condensed combined financial information was derived from and should be read in conjunction with the following historical consolidated financial statements and accompanying notes:

●	The historical audited consolidated financial statements of the Company as of and for the year ended December 31, 2022 included in its Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on February 21, 2023;
●	The historical unaudited condensed consolidated financial statements of the Company as of and for the nine months ended September 30, 2023 included in its Quarterly Report on Form 10-Q filed with the SEC on October 31, 2023;
●	The historical audited consolidated financial statements of Zynerba as of and for the year ended December 31, 2022 included in its Annual Report on Form 10-K filed with the SEC on March 28, 2023; and
●	The historical unaudited condensed consolidated financial statements of Zynerba as of and for the nine months ended September 30, 2023 included as Exhibit 99.2 in the Company’s Current Report on Form 8-K/A to which this Exhibit 99.3 is attached.

The unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X, as amended. The unaudited pro forma condensed combined financial information should be read in conjunction with the accompanying notes to the unaudited pro forma combined financial information. In addition, the unaudited pro forma combined financial information was derived from and should be read in conjunction with the other exhibits in the Company’s Current Report on Form 8-K/A to which this Exhibit 99.3 is attached.

The unaudited pro forma condensed combined financial information has been prepared by Harmony using the acquisition method of accounting in accordance with U.S. generally accepted accounting principles (“GAAP”). Harmony has been treated as the acquirer in the Transaction for accounting purposes.  The pro forma adjustments are based upon available information and certain assumptions that we believe are reasonable. The unaudited pro forma condensed combined financial information is provided for informational purposes only and is not necessarily indicative of results that would have occurred had the acquisition been completed as of the dates indicated. In addition, the unaudited pro forma condensed combined financial information does not purport to be indicative of the future financial position or operating results of the combined operations and does not reflect the costs of any integration activities or benefits that may result from realization of future cost savings from operating efficiencies or revenue synergies expected to result from the Transaction.

HARMONY BIOSCIENCES HOLDINGS, INC. AND SUBSIDIARY

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

As of September 30, 2023

(in thousands)

		Zynerba
	Harmony	Historical Adjusted	Transaction Accounting
	Historical	for Reclassifications	Adjustments	Note	Pro forma
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$324,603	$26,819	$(63,806)	3(A)(i)	$287,616
Investments, short-term	46,071	—	—		46,071
Trade receivables, net	67,264	—	—		67,264
Inventory, net	5,087	—	—		5,087
Prepaid expenses	14,269	1,939	124	3(A)	16,332
Other current assets	5,704	1,542	8,746	3(A), 4	15,992
Total current assets	462,998	30,300	(54,936)		438,362
NONCURRENT ASSETS:
Property and equipment, net	428	380	(380)	3(A)	428
Restricted cash	250	20	—		270
Investments, long-term	67,700	—	—		67,700
Intangible assets, net	143,069	—	—		143,069
Deferred tax asset	100,485	—	36,426	3(A)(ii), 4	136,911
Other noncurrent assets	2,836	160	(160)	3(A)	2,836
Total noncurrent assets	314,768	560	35,886		351,214
TOTAL ASSETS	$777,766	$30,860	$(19,050)		$789,576
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Trade payables	$6,539	$544	$4,451	3(A)	$11,534
Accrued compensation	10,322	2,132	7,222	3(A),3(B)	19,676
Accrued expenses	72,761	9,184	(2,818)	3(A)	79,127
Current portion of long-term debt	15,000	—	—		15,000
Other current liabilities	7,786	159	(6,104)	4	1,841
Total current liabilities	112,408	12,019	2,751		127,178
NONCURRENT LIABILITIES:
Long-term debt, net	182,131	—	—		182,131
Other noncurrent liabilities	1,895	—	—		1,895
Total noncurrent liabilities	184,026	—	—		184,026
TOTAL LIABILITIES	296,434	12,019	2,751		311,204
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY:
Common Stock	1	54	(54)	3(C)	1
Additional paid in capital	651,731	324,922	(324,922)	3(C)	651,731
Accumulated other comprehensive (loss) income	(516)	—	—		(516)
Accumulated deficit	(169,884)	(306,135)	303,175	3(C)	(172,844)
TOTAL STOCKHOLDERS’ EQUITY	481,332	18,841	(21,801)		478,372
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$777,766	$30,860	$(19,050)		$789,576

HARMONY BIOSCIENCES HOLDINGS, INC. AND SUBSIDIARY

UNAUDITED PRO FORMA CONDENSED COMBINED

STATEMENT OF OPERATIONS AND COMPREHENSIVE INCOME

Year ended December 31, 2022

(in thousands, except share and per share data)

		Zynerba
	Harmony	Historical Adjusted	Transaction Accounting
	Historical	or Reclassifications	Adjustments	Note	Pro forma
Net product revenues	$437,855	$—	$—		$437,855
Cost of product sold	83,481	—	—		83,481
Gross profit	354,374	—	—		354,374
Operating expenses:
Research and development	70,886	21,100	18,924	3(A)(iii)	110,910
Sales and marketing	79,285	—	—		79,285
General and administrative	84,017	14,152	7,241	3(B)	105,410
Total operating expenses	234,188	35,252	26,165		295,605
Operating income	120,186	(35,252)	(26,165)		58,769
Loss on debt extinguishment	—	—	—		—
Other income (expense), net	169	(631)	—		(462)
Interest expense, net	(15,669)	847	—		(14,822)
Income before income taxes	104,686	(35,036)	(26,165)		43,485
Income tax benefit	76,782	—	15,300	4	92,082
Net income	$181,468	$(35,036)	$(10,865)		$135,567
Unrealized income (loss) on investments	(151)	—	—		(151)
Comprehensive income	$181,317	$(35,036)	$(10,865)		$135,416
EARNINGS PER SHARE:
Basic	$3.07				$2.29
Diluted	$2.97				$2.22
Weighted average number of shares of common stock - basic	59,173,121				59,173,121
Weighted average number of shares of common stock - diluted	61,097,045				61,097,045

HARMONY BIOSCIENCES HOLDINGS, INC. AND SUBSIDIARY

UNAUDITED PRO FORMA CONDENSED COMBINED

STATEMENT OF OPERATIONS AND COMPREHENSIVE INCOME

Nine months ended September 30, 2023

(in thousands, except share and per share data)

		Zynerba
	Harmony	Historical Adjusted	Transaction Accounting
	Historical	for Reclassifications	Adjustments	Note	Pro forma
Net product revenues	$413,610	$—	$—		$413,610
Cost of product sold	78,084	—	—		78,084
Gross profit	335,526	—	—		335,526
Operating expenses:
Research and development	45,757	20,506	—		66,263
Sales and marketing	70,518	—	—		70,518
General and administrative	67,417	12,059	—		79,476
Total operating expenses	183,692	32,565	—		216,257
Operating income	151,834	(32,565)	—		119,269
Loss on debt extinguishment	(9,766)	—	—		(9,766)
Other (expense) income, net	(34)	(295)	—		(329)
Interest expense, net	(8,327)	1,242	—		(7,085)
Income before income taxes	133,707	(31,618)	—		102,089
Income tax (expense) benefit	(31,461)	—	7,905	4	(23,557)
Net income	$102,246	$(31,618)	$7,905		$78,533
Unrealized income (loss) on investments	(365)	—	—		(365)
Comprehensive income	$101,881	$(31,618)	$7,905		$78,168
EARNINGS PER SHARE:
Basic	$1.71				$1.31
Diluted	$1.68				$1.29
Weighted average number of shares of common stock - basic	59,863,102				59,863,102
Weighted average number of shares of common stock - diluted	60,681,676				60,681,676

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Note 1 – Basis of Presentation

The unaudited pro forma condensed combined financial information has been prepared by the Company in accordance with Article 11 of Regulation S-X, is subject to change and is not necessarily indicative of the results that would have been achieved had the acquisition been completed as of the dates indicated or that may be achieved in future periods. The Company believes that its calculation of fair value recognized for the assets acquired is based on reasonable estimates and assumptions. Preliminary fair value estimates may change as additional information becomes available. There can be no assurance that the final determination will not result in material changes from these preliminary amounts.

The financial statements included in the unaudited pro forma condensed combined financial information have been prepared in accordance with U.S. GAAP. The historical financial statements have been adjusted in the unaudited pro forma condensed combined financial information to give effect to pro forma events that reflect the accounting for the Transaction in accordance with U.S. GAAP.

The unaudited pro forma condensed combined financial information has been compiled in a manner consistent with the accounting policies adopted by the Company. The accounting policies of Zynerba have been determined to be similar in all material respects to the Company's accounting policies. As a result, no adjustments for accounting policy differences have been reflected in the unaudited pro forma condensed combined financial information.

Note 2 – Reclassifications

Certain reclassifications have been made to the historical presentation of Zynerba to conform to the financial statement presentation of Harmony as indicated in the tables below:

a)	The reclassification adjustments to conform Zynerba’s balance sheet presentation to that of Harmony’s have no impact on net assets and are summarized below:

As of September 30, 2023 (in thousands):

Financial Statements	Zynerba Historical		Zynerba
Line Item	Adjusted for Reclassifcations		Historical
Other current assets	1,042		-
Incentive and tax receivables	-		(1,042)
Prepaid and other current assets	2,459		-
Prepaid expenses	-		(1,939)
Restricted cash	-		(20)
Other current assets	-		(500)
Other noncurrent assets	160		-
Right of use assets	-		(160)
Accounts payable	-		544
Trade payables	(544)		-
Accrued expenses	-		11,315
Accrued compensation	(2,132)		-
Accrued expenses	(9,183)		-
Other current liabilities	(159)		-
Lease Liabilities	-	-	159

b)	The reclassification adjustments to conform Zynerba’s statement of operations presentation to that of Harmony’s have no impact on net income and are summarized below:

For the year ended December 31, 2022 (in thousands):

Financial Statements	Zynerba Historical	Zynerba
Line Item	Adjusted for Reclassifcations	Historical
Interest income	-	847
Interest expense, net	(847)	-
Foreign exchange (loss) gain	-	(631)
Other expense (income), net	631	-

For the year ended September 30, 2023 (in thousands):

Financial Statements	Presentation in Zynerba	Presentation in Harmony
Line Item	Financial Statements (in thousands)	Financial Statements (in thousands)
Interest income		1,242
Interest expense, net	(1,242)	-
Foreign exchange (loss) gain	-	(295)
Other expense (income), net	295	-

Note 3 – Transaction Accounting Adjustments

Harmony has accounted for the acquisition of Zynerba as an acquisition of assets in accordance with Financial Accounting Standards Board Accounting Standards Codification (ASC) 805, Business Combinations, and Accounting Standards Update (ASU) No. 2017-01, Business Combinations (Topic 805): Clarifying the Definition of a Business, whereby the Company recognized assets acquired based on their estimated fair values on the acquisition date. Due to the screen test as required by ASU 2017-01, the acquisition does not meet the definition of a business as, based on the final terms of the Transaction on the closing date, substantially all the fair value of the gross assets acquired is concentrated in a single identifiable asset, Zygel, a pharmaceutically produced transdermal cannabinoid therapy.

Pro Forma Adjustments

(A)	Purchase consideration

Total purchase consideration

On October 10, 2023, the Company completed the previously announced Merger Agreement to acquire all of the outstanding shares of common stock of Zynerba Pharmaceuticals, Inc. a clinical-stage pharmaceutical company focused on innovative pharmaceutically produced transdermal cannabidiol therapies for orphan neuropsychiatric disorders, including Fragile X syndrome. The aggregate consideration paid by the Company to acquire the Zynerba Common Stock upon completion of the Merger Agreement was $60.0 million, exclusive of transaction costs of approximately $2.6 million. The Company financed the acquisition with cash on hand.

The following table summarizes the components of the purchase consideration:

(in thousands)	Pro forma adjustment
Closing cash payment	$60,000
Transaction costs	2,645
Total purchase consideration	$62,645

Net Assets Acquired

The transaction was accounted for as an asset acquisition under ASC Topic 805 because substantially all of the fair value of the gross assets acquired was concentrated in a single identifiable IPR&D asset, Zygel, a pharmaceutically produced transdermal cannabinoid therapy.

The following table summarizes the preliminary allocation of purchase consideration based on the relative fair value of assets acquired and liabilities assumed by the Company as recognized in Harmony’s unaudited pro forma condensed combined balance sheet as of September 30, 2023:

(in thousands)	Opening Balance Sheet (iv)	Less: Zynerba (Historical)	Pro Forma Adjustment
Assets:
Cash and cash equivalents (i)	$25,658	(26,819)	$(1,161)
Prepaid expenses	2,063	(1,939)	124
Other current assets	1,477	(1,542)	(65)
Property and equipment, net	-	(380)	(380)
Deferred tax asset (ii)	44,800	-	44,800
Restricted cash	20	(20)	-
Acquired in-process research and development (iii)	2,260	-	2,260
Other noncurrent assets	-	(160)	(160)
Total assets acquired	$76,278	(30,860)	$45,418
Liabilities assumed:
Accounts payable	4,995	(544)	4,451
Accrued compensation	2,113	(2,132)	(19)
Accrued expenses	6,366	(9,184)	(2,818)
Other current liabilities	159	(159)	-
Total liabilities assumed	13,633	(12,019)	1,614
Net assets acquired	$62,645	(18,841)	$43,804

(i)	The total adjustment to cash and cash equivalents in the pro forma condensed combined balance sheet as of September 30, 2023 represents the reduction in Zynerba’s historical cash and cash equivalents balance from September 30, 2023 to October 10, 2023 of $1.2 million and the total purchase price consideration of $62.6 million.

(ii)	Acquired deferred tax assets were primarily the result of net operating loss carryforwards (“NOLs”) and capitalized research and development costs. Harmony determined that there was sufficient positive evidence to conclude that it is more likely than not that the deferred tax assets are realizable and did not record a valuation allowance against the deferred tax assets. The Company reduced the $44.8 million in deferred tax assets by $16.7 million related to NOLs that would not have been realized if the Transaction occurred on January 1, 2022.

(iii)	The acquired in-process research and development charge included in net assets acquired is net of allocating the preliminary excess fair value of net assets acquired over the purchase price consideration. This charge was adjusted due to reduction in deferred tax assets noted in Item (ii) above and is reflected as a research and development expense in the pro forma condensed combined statement of operations for the year ended December 31, 2022 and an adjustment to retained earnings in the pro forma condensed combined balance sheet as of September 30, 2023.

(iv)	Represents the preliminary purchase price allocation as of October 10, 2023, the date of the Transaction.

(B)	Accrued compensation

Represents a one-time post Transaction expense consisting of severance and other separation benefits in connection with the termination of certain employees of Zynerba. Zynerba employees are entitled to severance benefits pursuant to either employment agreement or Zynerba’s change in control policy that include double-trigger provisions which require us to provide these benefits upon a change in control and termination. The amount is accrued in the pro forma condensed combined balance sheet and reflected as a general and administrative expense in the pro forma condensed combined statement of operations for the year ended December 31, 2022 and an adjustment to accrued compensation and retained earnings in the pro forma condensed combined balance sheet as of September 30, 2023.

(C)	Equity

Represents the elimination of Zynerba’s historical equity balances, offset by the impact of adjustments included in items 3(A) (iii), 3(B) and 4.

Note 4 – Income Taxes

The pro forma effect on income tax (expense) benefit was calculated using an estimated blended statutory rate of 25.0% for federal and state income taxes for both the year ended December 31, 2022 and the nine months ended September 30, 2023. The amounts are reflected as an income tax benefit in the pro forma condensed combined statement of operations for the year ended December 31, 2022 and the nine months ended September 30, 2023, and an adjustment to other current liabilities, other current assets, deferred tax assets and retained earnings in the pro forma condensed combined balance sheet as of September 30, 2023. The adjustments are summarized in the following tables:

Year ended December 31, 2022:

	Net Loss	Statutory	Income
(in thousands, except tax rate)	Before Income Taxes	Tax Rate	Tax Benefit
Combined pro forma adjustments to net (loss) income before income taxes	$(26,165)	25%	$6,541
less: income tax benefit on Zynerba loss before taxes	(35,036)	25%	8,759
Pro forma adjustment			$15,300

Nine months ended September 30, 2023:

	Net Loss	Statutory	Income
(in thousands, except tax rate)	Before Income Taxes	Tax Rate	Tax Benefit
Combined pro forma adjustments to net (loss) income before income taxes	$-	25%	$-
less: income tax benefit on Zynerba loss before taxes	(31,618)	25%	7,905
Pro forma adjustment			$7,905

As of September 30, 2023 (in thousands):

Financial Statements
Line Item	Pro forma adjustment
Other current assets	8,811
Deferred tax assets	8,290
Other current liabilities	(6,104)
Accumulated deficit	23,205